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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                      Applied Science and Technology, GmbH
                                   ETO, Inc.
                                ASTeX CPI, Inc.
                        Newton Engineering Service, Inc.
                              ASTeX Sorbios, GmbH
                            ASTeX PlasmaQuest, Inc.
                             ASTeX Securities Corp.
                               ASTeX Realty Corp.
                           Shamrock Technology Corp.